FOR UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CSLM HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-1602789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 E. Commercial Boulevard – Suite 900 Fort Lauderdale, FL	33308
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of common stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at a price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-283520

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

The securities to be registered hereby are (i) shares of common stock, par value $0.0001 per share of CSLM Holdings, Inc. (the “Registrant”), and (ii) redeemable warrants, each exercisable for one share of common stock at a price of $11.50 per share. A description of the shares of common stock and redeemable warrants to be registered hereunder is contained in the section entitled “Description of Pubco Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-283520) initially filed with the Securities and Exchange Commission on November 27, 2024, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is filed subsequently to the Registration Statement is hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 20, 2025	CSLM HOLDINGS, INC.

	By:	/s/Charles Cassel
	Name: Title:	Charles Cassel Chief Executive Officer

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